Exhibit 10.18

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of February 9, 2025 (the “Effective Date”), is made by and between the investor listed on the signature page hereto (the “Investor”), and Athena Technology Sponsor II, LLC, a Delaware limited liability company (“Sponsor”). Investor and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, Athena Technology Acquisition Corp II., a Delaware Corporation (“SPAC”), is a special purpose acquisition company that closed on its initial public offering on December 14, 2021, with 18 months to complete an initial business combination (the “De-SPAC”);

WHEREAS, SPAC held a special meeting during which SPAC’s shareholders approved a proposal to extend the date by which the SPAC must consummate the De-SPAC from June 14, 2023 to March 14, 2024 (the “First Extension”);

WHEREAS, SPAC held a special meeting during which SPAC’s shareholders approved a proposal to extend the date by which the SPAC must consummate the De-SPAC from March 14, 2024 to December 14, 2024 (the “Second Extension”);

WHEREAS, SPAC held a special meeting during which SPAC’s shareholders approved a proposal to extend the date by which the SPAC must consummate the De-SPAC from December 14, 2024 to September 14, 2025 (the “Third Extension”);

WHEREAS, as of the date of this Agreement, SPAC has not completed the De-SPAC;

WHEREAS, Sponsor is seeking to raise an additional $500,000 to fund working capital expenses and the Investor has agreed to fund, pursuant to the terms herein, a capital contribution of $500,000 to the Sponsor (the “Contribution” or the “Investor’s Capital Contribution”) which will in turn be loaned by the Sponsor to the SPAC to fund the Third Extension and cover working capital expenses (“SPAC Loan”);

WHEREAS, SPAC and/or Sponsor shall return an amount equal to the Investor’s Capital Contribution to Investor, as a return of capital, at the closing of the De-SPAC transaction (the “De-SPAC Closing”), in accordance with Section 2.5 below; and

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

[RESERVED]

ARTICLE II

SUBSCRIPTION AND DE-SPAC PAYMENT

2.1 Closing. The First contribution shall be paid by the Investor in cash on February 11, 2025 and the Second Contribution shall be paid by the Investor to the Sponsor in cash, on or prior to 21 March, 2025, or on such date as the Parties may agree in writing (such date, the “Closing).

2.2 Subscription. In consideration of the Investor’s Contribution funded by the Investor and received by SPAC, Sponsor will transfer and/or SPAC will issue on Sponsor’s behalf 300,000 shares Class A Common Stock of SPAC (the “Class A Common Stock”) owned by the Sponsor to the Investor immediately prior to the De-SPAC Closing. These shares are hereinafter referred to as the “Subscription Shares” or the “Investor Shares”). Within five business days of SPAC publicly disclosing an agreement for a De-SPAC where the surviving entity is not the SPAC, the Sponsor will cause the surviving entity to enter into a joinder to this Agreement that is reasonably agreeable to the Investor acknowledging the terms and conditions hereof and agreeing to honor the obligations of the Sponsor herein.

2.3 Restrictions. The Investor Shares shall be subject to the transfer and lock-up provision as set forth in Section 7 of that certain Letter Agreement dated as of December 9, 2021, between SPAC and Sponsor, which provide for a six month lockup unless agreed to be waived by the Sponsor, the SPAC and the target company doing the De-SPAC with the SPAC.

2.4 Registration. The Sponsor shall ensure that the Investor Shares (i) to the extent feasible and in compliance with all applicable laws and regulations are registered as part of any registration statement issuing shares before or in connection with the De-SPAC Closing, or (ii) if no such registration statement is filed in connection with the De-SPAC Closing, are promptly registered pursuant to the first registration statement filed by the SPAC or the surviving entity following the De-SPAC Closing, which shall be filed no later than 30 days after the De-SPAC Closing and declared effective no later than 90 days after the De-SPAC Closing (the “Registration Requirement”). The Sponsor shall not sell, transfer, or otherwise dispose of any SPAC securities owned by the Sponsor until the RoC has been repaid to the Investor, the Investor Shares owed have been transferred or issued (as applicable) to the Investor and the Registration Requirement has been complied with.

2.5 Terms of SPAC Loan; De-SPAC Payment. The SPAC Loan shall not accrue interest. The Sponsor shall cause the SPAC to pay an amount equal to the Investor’s Capital Contribution to the Investor as a return of capital (the “RoC”) within five (5) business days of the De-SPAC Closing, and on receipt of such amount by the Investor such payment shall extinguish the SPACs obligation to repay the SPAC Loan to the Sponsor. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the full amount of the RoC has been returned and paid to the Investor and the Investor has received the Investor Shares. The Investor may elect at the De-SPAC Closing to receive such RoC in cash or shares of Class A Common Stock at a rate of 1 share of Class A Common Stock for each $10.00 of Investor’s Capital Contribution then outstanding. If the SPAC liquidates without consummating a De-SPAC, any amounts remaining in the Sponsor or SPAC’s cash accounts after paying any outstanding third-party invoices (excluding any due to the Sponsor), not including the SPAC’s trust account, will be paid to the Investor within five (5) days of the liquidation. This payment obligation will be pari passu with any other investor holding similar rights.

2.6 Wiring Instructions. At the Closing, Investor shall advance the Second Contribution proceeds to Sponsor by wire transfer of immediately available funds pursuant to the wiring instructions separately provided.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement and as of the Closing that:

3.1 Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2 Acknowledgement. Each Party acknowledges and agrees that the Investor Shares have not been registered under the Securities Act or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Investor Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Investor Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the investment and related economic terms hereunder and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the transfer, and (d) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

3.3 Trust Waiver. Investor acknowledges that the SPAC is a blank check company with the powers and privileges to effect a business combination and that a trust account has been established by the SPAC in connection with its initial public offering (“Trust Account”). Investor waives any and all right, title and interest, or any claim of any kind it now has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of this Agreement; provided, however, that nothing in this Section 3.3 shall (a) serve to limit or prohibit Investor’s right to pursue a claim against the SPAC for legal relief against assets outside the Trust Account, for specific performance or other relief, (b) serve to limit or prohibit any claims that Investor may have in the future against the SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (c) be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

3.4 Ownership. Sponsor hereby represents, acknowledges and warrants that it is the beneficial owner of the Sponsor Shares and will transfer them to the Investor as provided hereunder free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

3.5 Valid Issuance. When issued, the Investor Shares shall be validly issued, fully paid and non-assessable, free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

3.6 Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

●	Investor realizes that, unless subject to an effective registration statement, the Investor Shares cannot readily be sold as they will be restricted securities and therefore the Investor Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

●	Investor understands that, because SPAC, upon De-SPAC, will be a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Investor Shares, sales of the Investor Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a ‘shell company’ and that SPAC has not been a ‘shell company’ for at least the last 12 months—i.e., that no sales of Investor Shares can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and SPAC has filed with the United States Securities and Exchange Commission (the “SEC”), during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

●	Investor confirms and represents that it is able (i) to bear the economic risk of the Investor Shares, (ii) to hold the Investor Shares for an indefinite period of time, and (iii) to afford a complete loss of the Investor Shares; and

●	Investor understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Investor Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, EXISTS.”

The Sponsor will and will direct the SPAC (or the surviving entity following the De-SPAC Closing) to take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Investor Shares immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Investor Shares or (b) any other applicable exception to the restrictions described in the legend occurs.

ARTICLE IV.

MISCELLANEOUS

4.1 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

4.2 Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

4.3 No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.4 Term of Obligations. The term of this Agreement shall expire (6) months after the De-SPAC Closing. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Section 2.4 and the indemnity obligations set forth in Section 4.13.

4.5 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

4.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.7 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

4.8 Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

4.9 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Investor:
442 5th Avenue
To the address set forth on the Signature Page hereto	New York, NY 10018
Attention : Isabelle Freidheim
If to Sponsor:

Athena Technology Sponsor II, LLC

4.10 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

4.11 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

4.12 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the nonbreaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

4.13 Indemnification. Sponsor agrees to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the Sponsor of its obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against the Sponsor or the Investor; provided that Sponsor will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Investor’s material breach of this Agreement or from Investor’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), Sponsor will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Sponsor. The provisions of this paragraph shall survive the termination of this Agreement.

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The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPONSOR:

ATHENA TECHNOLOGY SPONSOR II, LLC

By
Name:	Isabelle Freidheim
Title	CEO

INVESTOR:

[INSERT NAME] Kevin Wright and Jeanine Percival Wright Revocable Trust

By	/s/ Jeanine Percival Wright
Name:	Jeanine Percival Wright
Title:	Trustee

Address for Notices: